As filed with the Securities and Exchange Commission on June 8, 2021

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM S-8

___________________________

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOLD RESERVE INC.

(Exact name of registrant as specified in its charter)

Canada N/A

(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)

999 West Riverside Avenue, Suite 401, Spokane, Washington 99201

(Address of principal executive offices)(Zip Code)

GOLD RESERVE CORPORATION 401(k) SAVINGS PLAN

(Full title of the plan)

ROCKNE J. TIMM

999 West Riverside Avenue, Suite 401, Spokane, Washington 99201

(509) 623-1500

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

JONATHAN B. NEWTON

King & Spalding LLP

1100 Louisiana, Suite 4100, Houston, Texas 77002

(713) 751-3200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑	Non-accelerated filer	☐	Smaller reporting company	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of	Amount to be	offering price	aggregate	registration
securities to be registered(1)	registered	per share(2)	offering price(2)	fee
Class A Common Shares, no par value	152,662 Shares	$1.48	$225,939.76	$24.65
(1)	The Class A Common Shares, no par value per share (the "Class A Common Shares"), of Gold Reserve Inc. being registered hereby relate to the Gold Reserve Corporation 401(k) Savings Plan.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low per share prices of the Class A Common Shares on June 4, 2021, as quoted on the OTCQX.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relates to 152,662 shares of Class A Common Shares, no par value, of Gold Reserve Inc. (the “Registrant”), to be issued pursuant to the Gold Reserve Corporation 401(k) Savings Plan, as amended (the “Plan”).

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this registration statement on Form S-8 will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of this registration statement on Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement on Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this registration statement on Form S-8:

  the Registrant’s Annual Report on Form 40-F, for the year ended December 31, 2020, filed with the Commission on April 8, 2021;
  the description of Share Capital set forth in the Registrant’s report on Form 6-K filed with the Commission on September 19, 2014 including any subsequent amendment or any report filed for the purpose of updating such description; and
  all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except that any portions thereof which are furnished and not filed shall not be deemed incorporated) since the end of the fiscal year covered by the Form 40-F mentioned above.

All other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (except that any portions thereof which are furnished and not filed shall not be deemed incorporated), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement on Form S-8, which indicates that all securities offered hereunder have been sold or which deregisters all Class A Common Shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. To the extent designated therein, any reports on Form 6-K furnished to the Commission shall be deemed to be incorporated by reference in this registration statement from the date that such reports are furnished to the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the province of Alberta, Canada. Section 124 of the Alberta Business Corporations Act (the “Act”) governs indemnification of directors and officers. Section 124 provides, generally, that except in respect of an action by or on behalf of the corporation to procure a judgment in its favor, a corporation may indemnify a director or officer and other persons covered by the section for costs, charges and expenses including an amount paid to settle an action or satisfy a judgment, reasonably incurred by a director or officer as a party to a civil, criminal or administrative proceeding that the director or officer is made a party by reason of being a director or officer of the corporation if they acted honestly and in good faith with a view to the best interests of the corporation and, with respect to any criminal or administrative action or proceeding, had reasonable grounds to believe his or her conduct was lawful. A corporation may indemnify a director or officer who meets the requirements outlined above in respect of an action by or on behalf of the corporation with the approval of the Court. If the director or officer meets the above requirements, they are entitled to indemnity from the corporation if the person seeking indemnity was substantially successful on the merits in the person’s defense of the action or proceeding and is fairly and reasonably entitled to indemnity. The corporation may advance funds, but if the individual is not substantially successful, they shall repay the funds advanced. A corporation is also permitted to purchase and maintain insurance for a director or officer.

Under Section Five of By-Law No. 1 of the Registrant (the “Bylaws”), “the [Registrant] shall, to the maximum extent permitted under the Act or otherwise by law, indemnify a director or officer of the [Registrant], a former director or officer of the [Registrant], and a person who acts or acted at the [Registrant’s] request as a director or officer, or an individual acting in a similar capacity, of another entity, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she is made a party to or involved by reason of that association with the [Registrant] or such other entity.” The Bylaws also require the Registrant advance moneys to an individual that it will indemnify, and such individual will repay moneys advanced if the individual does not fulfil the conditions of the Act. Also, the Registrant may purchase or maintain insurance for the benefit of those persons the Registrant will indemnify.

The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers. The directors and officers are not required to pay any premium in respect of this insurance. The policy contains various industry exclusions and no claims have been made thereunder to date. Each director and officer also is a party to an indemnification agreement with the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

The following are filed as exhibits to this registration statement:

Exhibit

Number Description

4.1*	Gold Reserve KSOP Plan (as amended and restated effective January 1, 2017), Adoption Agreement and Basic Plan Document
4.2*	Amendment to the Amended and Restated Gold Reserve KSOP Plan, dated May 18, 2021.
4.3	Articles of Continuance (which are deemed to be the Articles of Incorporation of the Registrant upon the Continuance under the Alberta Business Corporations Act), incorporated by reference to Exhibit 99.1 to Gold

Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014

4.4 Certificate of Amendment and Registration of Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 99.1 and 99.2 to Gold Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on June 20, 2019

4.5	By-law No. 1, incorporated by reference to Exhibit 99.2 to Gold Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014
4.6	Form of Certificate for the Class A Common Shares, incorporated by reference to Exhibit 99.3 to Gold Reserve’s Current Report filed with the Commission on Form 6-K (File No. 001-31819) on September 19, 2014
5.1*	Opinion of Norton Rose Fulbright Canada LLP
23.1*	Consent of Norton Rose Fulbright Canada LLP (see Exhibit 5.1)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Power of Attorney (included on the signature page of this registration statement)

_______________

* Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, State of Washington, on June 8, 2021.

GOLD RESERVE INC.

By: /s/ Rockne J. Timm

ROCKNE J. TIMM

Chief Executive Officer (Principal Executive Officer) and Director

POWER OF ATTORNEY

Each person whose signature appears below appoints Rockne J. Timm and A. Douglas Belanger as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature Title Date

/s/ Rockne J. Timm ROCKNE J. TIMM	Chief Executive Officer (Principal Executive Officer) and Director	June 8, 2021

/s/ Robert A. McGuinness ROBERT A. McGUINNESS	Vice President Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 8, 2021

/s/ A. Douglas Belanger A. DOUGLAS BELANGER	President and Director	June 8, 2021
/s/ James H. Coleman JAMES H. COLEMAN	Executive Director and Chairman of the Board	June 8, 2021
/s/ Robert A. Cohen ROBERT A. COHEN	Director	June 8, 2021

/s/ Yves M. Gagnon YVES M. GAGNON	Director	June 8, 2021
/s/ James P. Geyer JAMES P. GEYER	Director	June 8, 2021

/s/ James Michael Johnston JAMES MICHAEL JOHNSTON	Director	June 8, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, this registration statement has been signed by the following person solely in the capacity of the duly authorized representative of Gold Reserve Inc. in the United States on the date indicated.

/s/ David P. Onzay DAVID P. ONZAY	Authorized Representative in the United States	June 8, 2021